Sub-Item 77B: Accountant’s Report on Internal Controls

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Goldman Sachs Trust:

In planning and performing our audits of the financial statements of the following funds of Goldman

Sachs Variable Insurance Trust: Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Equity Growth

 Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio, Goldman Sachs Growth Strategy

 Portfolio, Goldman Sachs Income Strategies Portfolio, Goldman Sachs Satellite Strategies Portfolio,

Goldman Sachs Dynamic Allocation Fund, Goldman Sachs Absolute Return Tracker Fund, Goldman Sachs Commodity

 Strategy Fund, Goldman Sachs International Real Estate Securities Fund, Goldman Sachs Real Estate

Securities Fund, Goldman Sachs Managed Futures Strategy Fund, Goldman Sachs International Equity Dividend

and Premium Fund, Goldman Sachs Structured International Tax-Managed Equity Fund, and Goldman Sachs

U.S. Equity Dividend and Premium Fund (collectively, referred to as the “Funds”) as of and for the period ended December 31, 2013, in accordance with the standards of the Public Company Accounting

Oversight Board (United States), we considered the Funds’ internal control over financial reporting,

 including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds'

internal control over financial reporting.  Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail,

 accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund;

and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition,

 use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency,

 or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public

Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Funds'

 internal control over financial reporting and its operations, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of October 31, 2013.

This report is intended solely for the information and use of the Board of Trustees, management and the

 Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP

Boston, Massachusetts

February 26, 2014